UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 14, 2019

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 200

Englewood, Colorado 80112

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common	AMPE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

In conjunction with the proposed offering described below, on June 14, 2019, Ampio Pharmaceuticals, Inc. (the “Company”) and Canaccord Genuity LLC (“Canaccord”) terminated that certain Equity Distribution Agreement (the “Agreement”), dated April 12, 2019, by and between Canaccord and the Company.

The Agreement implemented an “at-the-market” equity offering program under which the Company, from time to time, could offer and sell shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $24,650,000, through Canaccord. The Company sold 254,984 shares of its Common Stock for net proceeds of $142,321.16 pursuant to the Agreement. The Company provided Canaccord with customary indemnification rights, and Canaccord was entitled to a fixed commission of 3.0% of the gross proceeds from Common Stock sold under the Agreement.

Item 8.01 Other Events

On June 14, 2019, the Company issued a press release announcing the commencement of a proposed offering of shares of its common stock in an underwritten public offering. The Company intends to grant the underwriters a 45-day option to purchase additional shares of its common stock. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The press release announcing the commencement of the proposed offering is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Ampio Pharmaceuticals, Inc., press release, dated June 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Michael Macaluso
Michael Macaluso
Chief Executive Officer

Dated: June 14, 2019